Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RECORD SECOND QUARTER EARNINGS OF $0.67 PER
DILUTED SHARE

COMPARABLE STORE SALES INCREASE 1.8%

COMPANY INCREASES OUTLOOK FOR FISCAL 2017 EPS

Columbus, Ohio - August 25, 2017 - Big Lots, Inc. (NYSE: BIG) today reported income of $29.1 million, or $0.67 per diluted share, for the second quarter of fiscal 2017 ended July 29, 2017. This result compares to our guidance of income in the range of $0.58 to $0.63 per diluted share and represents a 29% increase over adjusted income of $23.4 million, or $0.52 per diluted share (see non-GAAP table included later in this release), for the second quarter of fiscal 2016. Comparable store sales increased 1.8% for the second quarter of fiscal 2017, compared to our guidance of a low single digit increase. Net sales for the second quarter of fiscal 2017 increased 1.5% to $1,221.3 million, a result of the comparable store sales increase partially offset by a lower store count year-over-year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m very pleased with our second quarter results. In a challenging retail environment with the pressures of online competitors and changing consumer shopping behaviors, our ownable and winnable merchandise categories are resonating with Jennifer and continue to demonstrate resiliency with solid sales growth in Q2. Our strategy is working as evidenced by our comps in ownable categories and our consistency of delivering growth in operating profit dollars and EPS. We are controlling what we can control and our teams are energized and excited as our new Fall merchandise has begun to arrive in stores.”

SECOND QUARTER HIGHLIGHTS

•	Record income of $0.67 per diluted share, a 29% increase compared to last year’s adjusted income of $0.52 per diluted share (non-GAAP)

•	Comparable store sales increase of 1.8%

	Earnings per diluted share

	Q2 2017	Q2 2016

Earnings per diluted share	$0.67	$0.50

Impact of legacy pension costs (1)	—	$0.01

Earnings per diluted share - adjusted basis	$0.67	$0.52

% change to LY	+29%

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2017 at $810 million, compared to $809 million for the second quarter of fiscal 2016. Inventory levels per store increased 1% compared to last year, partially offset by a lower store count year-over-year.
We ended the second quarter of fiscal 2017 with $56 million of Cash and Cash Equivalents and $227 million of borrowings under our credit facility compared to $58 million of Cash and Cash Equivalents and $258 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2016. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on returning cash to our shareholders (stock repurchases and dividend payments) and lowering our overall debt levels.

Total Cash Returned To Shareholders
As a reminder, on February 28, 2017, our Board of Directors approved a share repurchase program (“2017 Share Repurchase Program”) providing for the repurchase of up to $150 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. During the second quarter of fiscal 2017, we invested $95 million to repurchase 2.0 million shares at an average price of $47.86 per share. Year to date through the second quarter of fiscal 2017, we invested $128 million to repurchase 2.7 million shares at an average price of $48.00 per share. We ended the second quarter of fiscal 2017 with approximately $22 million of authorization remaining under the 2017 Share Repurchase Program. Common shares acquired through the 2017 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced in a separate press release earlier today, on August 24, 2017, our Board of Directors declared a quarterly cash dividend of $0.25 per common share. This dividend payment of approximately $11 million is payable on September 22, 2017, to shareholders of record as of the close of business on September 8, 2017.

During the second quarter of fiscal 2017, the combination of share repurchase activity and our quarterly dividend payment represents approximately $106 million returned to shareholders. Year to date, approximately $152 million has been returned to shareholders through dividends and share repurchase activity.

FISCAL Q3 2017 GUIDANCE

•	Provides initial Q3 guidance for income of $0.01 to $0.05 per diluted share, compared to adjusted income of $0.04 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q3 guidance for comparable store sales increase in the low single digits

For the third quarter of fiscal 2017, we estimate income will be in the range of $0.01 to $0.05 per diluted share, compared to adjusted income of $0.04 per diluted share (non-GAAP) for the third quarter of fiscal 2016. This guidance is based on a comparable store sales increase in the low single digit range.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q4 2017 GUIDANCE

•	Provides initial Q4 guidance for income of $2.30 to $2.38 per diluted share, compared to adjusted income of $2.26 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q4 guidance for comparable store sales in the range of flat to +2%

For the fourth quarter of fiscal 2017, we estimate income will be in the range of $2.30 to $2.38 per diluted share, compared to adjusted income of $2.26 per diluted share (non-GAAP) for the fourth quarter of fiscal 2016. This guidance is based on comparable store sales in the range of flat to +2%.

FISCAL 2017 GUIDANCE

•
Increases guidance for fiscal 2017 income to be in the range of $4.15 to $4.25 per diluted share, representing a 14% to 17% increase compared to fiscal 2016 adjusted income of $3.64 per diluted share (non-GAAP)

•	Affirms guidance for fiscal 2017 cash flow of $180 to $190 million

Based on the actual results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2017 noted above, we now estimate fiscal 2017 income to be in the range of $4.15 to $4.25 per diluted share, compared to our prior guidance of $4.05 to $4.20 per diluted share. This compares to adjusted income of $3.64 per diluted share (non-GAAP) for fiscal 2016. This annual guidance is based on a comparable store sales increase of 1% to 1.5% and total sales up 2% to 2.5% to last year as the comp and the 53rd week are expected to be partially offset by a lower overall store count. We estimate this financial performance will result in cash flow of $180 to $190 million.

	Full Year

	2017 Guidance	2016 (1)

Earnings per diluted share	$4.15 - $4.25	$3.64

% Change (2017 vs. 2016)	+14% to +17%

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter of fiscal 2017 and provide commentary on our outlook for fiscal 2017. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 8, 2017. A replay of this call will also be available beginning today at 12:00 noon through September 8 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 7742976. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,428 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 29	JULY 30
	2017	2016
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$56,009	$58,369
Inventories	810,485	808,631
Other current assets	107,899	110,043
Total current assets	974,393	977,043

Property and equipment - net	523,719	545,271

Deferred income taxes	47,084	59,380
Other assets	46,268	42,966
	$1,591,464	$1,624,660

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$363,276	$385,633
Property, payroll and other taxes	84,625	84,060
Accrued operating expenses	70,092	76,799
Insurance reserves	47,710	43,265
Accrued salaries and wages	32,419	54,580
Income taxes payable	2,072	1,418
Total current liabilities	600,194	645,755

Long-term obligations under bank credit facility	226,600	257,900

Deferred rent	57,640	58,138
Insurance reserves	57,687	58,242
Unrecognized tax benefits	17,480	14,905
Other liabilities	46,925	46,222

Shareholders' equity	584,938	543,498
	$1,591,464	$1,624,660

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 29, 2017		JULY 30, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,221,301	100.0	$1,203,155	100.0
Gross margin	492,500	40.3	486,423	40.4
Selling and administrative expenses	415,154	34.0	416,746	34.6
Depreciation expense	29,386	2.4	30,757	2.6
Operating profit	47,960	3.9	38,920	3.2
Interest expense	(1,619)	(0.1)	(1,494)	(0.1)
Other income (expense)	435	0.0	(406)	(0.0)
Income before income taxes	46,776	3.8	37,020	3.1
Income tax expense	17,656	1.4	14,305	1.2
Net income	$29,120	2.4	$22,715	1.9

Earnings per common share
Basic	$0.68		$0.51
Diluted	$0.67		$0.50

Weighted average common shares outstanding
Basic	43,136		44,402
Dilutive effect of share-based awards	428		612
Diluted	43,564		45,014

Cash dividends declared per common share	$0.25		$0.21

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 29, 2017		JULY 30, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,518,088	100.0	$2,515,730	100.0
Gross margin	1,016,775	40.4	1,004,104	39.9
Selling and administrative expenses	831,126	33.0	842,149	33.5
Depreciation expense	57,981	2.3	60,476	2.4
Operating profit	127,668	5.1	101,479	4.0
Interest expense	(2,628)	(0.1)	(2,128)	(0.1)
Other income (expense)	(82)	(0.0)	358	0.0
Income before income taxes	124,958	5.0	99,709	4.0
Income tax expense	44,326	1.8	38,335	1.5
Net income	$80,632	3.2	$61,374	2.4

Earnings per common share
Basic	$1.84		$1.32
Diluted	$1.83		$1.31

Weighted average common shares outstanding
Basic	43,749		46,434
Dilutive effect of share-based awards	373		494
Diluted	44,122		46,928

Cash dividends declared per common share	$0.50		$0.42

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 29, 2017	JULY 30, 2016
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$14,508	$32,889

Net cash used in investing activities	(29,681)	(26,278)

Net cash provided by (used in) financing activities	5,451	(12,632)

Decrease in cash and cash equivalents	(9,722)	(6,021)
Cash and cash equivalents:
Beginning of period	65,731	64,390
End of period	$56,009	$58,369

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 29, 2017	JULY 30, 2016
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$99,962	$111,500

Net cash used in investing activities	(51,691)	(45,030)

Net cash used in financing activities	(43,426)	(62,245)

Increase in cash and cash equivalents	4,845	4,225
Cash and cash equivalents:
Beginning of period	51,164	54,144
End of period	$56,009	$58,369

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the second quarter of 2016, the year-to-date 2016, the third quarter of 2016, the fourth quarter of 2016, and the full-year 2016 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2016 - Thirteen weeks ended July 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$416,746	$(1,070)	$415,676
Selling and administrative expense rate	34.6%	(0.1%)	34.5%
Operating profit	38,920	1,070	39,990
Operating profit rate	3.2%	0.1%	3.3%
Income tax expense	14,305	424	14,729
Effective income tax rate	38.6%	0.0%	38.7%
Net income	22,715	646	23,361
Diluted earnings per share	$0.50	$0.01	$0.52

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $1,070 ($646, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Year-to-date 2016 - Twenty-six weeks ended July 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$842,149	$(3,210)	$838,939
Selling and administrative expense rate	33.5%	(0.1%)	33.3%
Operating profit	101,479	3,210	104,689
Operating profit rate	4.0%	0.1%	4.2%
Income tax expense	38,335	1,270	39,605
Effective income tax rate	38.4%	0.0%	38.5%
Net income	61,374	1,940	63,314
Diluted earnings per share	$1.31	$0.04	$1.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $3,210 ($1,940, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Third quarter of 2016 - Thirteen weeks ended October 29, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$409,695	$(863)	$408,832
Selling and administrative expense rate	37.1%	(0.1%)	37.0%
Operating profit	2,003	863	2,866
Operating profit rate	0.2%	0.1%	0.3%
Income tax benefit	(365)	342	(23)
Effective income tax rate	(36.1%)	34.9%	(1.2%)
Net income	1,376	521	1,897
Diluted earnings per share	$0.03	$0.01	$0.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $863 ($521, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Fourth quarter of 2016 - Thirteen weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$479,112	$(23,693)	$3,823	$459,242
Selling and administrative expense rate	30.3%	(1.5%)	0.2%	29.1%
Operating profit	144,521	23,693	(3,823)	164,391
Operating profit rate	9.2%	1.5%	(0.2%)	10.4%
Income tax expense	53,501	9,364	(1,412)	61,453
Effective income tax rate	37.3%	0.3%	0.0%	37.6%
Net income	90,078	14,329	(2,411)	101,996
Diluted earnings per share	$1.99	$0.32	$(0.05)	$2.26

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in the fourth quarter of 2016, which totaled $23,693 ($14,329, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2016 - Fifty-two weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,730,956	$(27,766)	$3,823	$1,707,013
Selling and administrative expense rate	33.3%	(0.5%)	0.1%	32.8%
Operating profit	248,003	27,766	(3,823)	271,946
Operating profit rate	4.8%	0.5%	(0.1%)	5.2%
Income tax expense	91,471	10,976	(1,412)	101,035
Effective income tax rate	37.4%	0.2%	0.0%	37.7%
Net income	152,828	16,790	(2,411)	167,207
Diluted earnings per share	$3.32	$0.37	$(0.05)	$3.64

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $27,766 ($16,790, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.